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                                                                   EXHIBIT 10.50

                               AUTO-GRAPHICS, INC.
                               3201 Temple Avenue
                            Pomona, California 91768
                                 1-800-776-6939


January 2, 2001


Mr. Jerry Sherman, President
MAXCESS LIBRARY SYSTEMS, INC.
6305 Ivy Lane, Suite 720
Greenbelt, MD 20770


                       RE: Asset Purchase Agreement Letter


Dear Jerry:

                This Asset Purchase Agreement letter, when signed and timely returned to us, will constitute a legally binding agreement dated and effective as first set forth above (the "Agreement") by and between Auto-Graphics, Inc., a California corporation ("the "Company"), and Maxcess Library Systems, Inc., a Maryland corporation (the "Seller"), whereby the Company will purchase certain assets and property from the Seller constituting and comprising the Seller's Verso and Enterprise 2000 software and product lines and business as more fully described herein (individually and collectively the "Software Business") free and clear of any and all liens, claims and encumbrances of whatsoever nature or kind. The parties have memorialized their agreement and understanding regarding the subject Software Business purchase and sale transaction in this Agreement the terms and conditions of which are set forth in this paragraph and as follows:

                1. Software Business Purchase Transaction. At the Closing as defined herein, the Company will purchase and acquire from the Seller and the Seller will sell, transfer and assign to the Company, for the Purchase Price as defined herein, all of the Seller's right, title and interest in and to the assets and property constituting and comprising the Software Business. As used in this Agreement, the "Software Business" is understood to include (1) the software including without limitation source code for the Seller's Verso, Verso



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Mr. Jerry Sherman
January 2, 2000
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Solo, Verso Enterprise, Verso ASP and Enterprise 2000 software products
(individually and collectively the "Verso Software"), (2) the Seller's Verso Software customer contracts and accounts receivable, (3) third party vendor licenses and other rights for and covering software and other proprietary rights, title and interest entitling the Seller to use such third party property embedded in and otherwise used in connection with the Seller's Verso Software and Software Business, (4) manuals, protocols, product literature and other written materials, whether or not copyrighted, covering or otherwise used/owned by the Seller in connection with the Verso Software and the Software Business,
(5) tradenames, trade marks, trade dress, copyrights and other intellectual property used and/or proposed to be used in and associated with the ownership, sale and marketing of the Verso Software and Software Business, (6) all other software and hardware owned and used by the Seller as part of the Seller's Software Business, and such other assets and property as specified and described on the Schedule attached hereto and incorporated herein as Exhibit 1. For convenience purposes only, the Seller has scheduled any and all assets or other property owned and/or used by the Seller in its business which assets/property are not the subject of this Agreement (the "Excluded Assets/Property") which schedule is attached hereto and incorporated herein as Exhibit 1-1 [if "None" so state in the Exhibit]. Except as expressly otherwise provided for in this Agreement, no debt or other obligations and/or liability of the Seller is intended or shall be deemed for any purpose to be assumed by the Company under or otherwise in respect of this Agreement and the subject Software Business purchase transaction provided for herein, all of which shall remain the sole and exclusive obligation of, and shall be paid and satisfied during the normal course by, the Seller.

                2. Purchase Price. In consideration of the purchase by the Company from the Seller of the Software Business, including without limitation the Verso Software, the Company shall pay the Seller, as the total consideration for the purchase of the Software Business, the following (the "Purchase Price"):

                        (1). Cash. At the Closing, Two Hundred Thousand Dollars ($200,000) in the form of the Company's check made payable to the Seller; and

                        (2). Performance of Customer Contracts. As part of the Purchase Price, the Company will perform any and all executory promises expressly provided for in any of the customer contracts to be sold, assigned and transferred by the Seller to and purchased and acquired by the Company as provided for under paragraph 1 of this Agreement and as expressly set forth on
Exhibit 1 of this Agreement (but such agreement to perform such executory services including ongoing maintenance shall not obligate the Company, directly



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Mr. Jerry Sherman
January 2, 2000
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or indirectly, to any such customers under, in connection with or otherwise in respect of any such assigned customer contracts).

                        (3). Closed Business. Fifty percent (50%) of the software (only) purchase price of purchase contracts with the Company signed by and/or installed at Riveria Beach Public Library and/or US Catholic Conference within ninety (90) days of the date of this Agreement to be paid by the Company to the Seller within fifteen (15) days of the receipt by the Company of payment(s) by such prospective customers (which payment(s) by the Company under this subparagraph shall be in lieu of any royalty payments by the Company attributable to such customer contracts and associated revenue in 2001 as otherwise provided for below); and

                        (4) Royalty Payments. The Company will pay the Seller, or its designee, royalty payments on revenues collected (herein "revenues") by the Company from the sale or license (including ASP service fee and training/support fees) of the Verso Software, as follows (the "Royalty Payments"):

                                A.      2001: 5% of 2001 revenues;

                                B.      2002: 4% of 2002 revenues; and

                                C.      2003: 3% of 2003 revenues.


Royalty Payments as provided for above, together with a written report setting forth the applicable revenues for the period, shall be made annually by the Company to the Seller covering the preceding calendar year within forty-five
(45) days of the conclusion of such calendar year period. Royalty Payments to be made by the Company as part of the Purchase Price shall be computed based on revenues attributable to Verso Software products determined in accordance with generally accepted accounting principles (GAAP) consistently applied. Where the Verso Software is embedded in any of the Company's products/services, the portion of the revenues attributable to the Verso Software derived by the Company from any such customer contracts/payments shall be in accordance with the purchase contracts between the Company and its customers as to the Verso Software portion of such contracts (or, if not so designated in any such purchase contract, then by the mutual agreement of the parties or as may otherwise be determined to be reasonable under the circumstances). At the Seller's election, and at the Seller's expense, upon reasonable advance written notice but no more frequently that once each in each calendar year, Seller and/or its authorized representative shall be entitled to audit the Company's books and records as may be necessary to verify the Royalty



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Mr. Jerry Sherman
January 2, 2000
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Payments made by the Company to the Seller for the immediately preceding calendar year. Seller acknowledges that, in determining to enter into and perform this Agreement, the Seller was not relying upon any representation, warranty, guaranty and/or other assurances by the Company (including any employee, officer, director, or other representative thereof) as to the amount of the Royalty Payments likely to be received by the Seller and/or the underlying annual revenues upon which such Royalty Payments are based.

                The Purchase Price to be paid by the Company to the Seller for the Software Business including the Verso Software as provided for in this paragraph of the Agreement is understood and agreed to be "net" of any and all charges, obligations and liabilities including sales, corporate and other taxes and charges resulting from or otherwise arising as a result of the subject Software Business purchase transaction which is the subject of this Agreement (which the Company has not expressly agreed to assume and pay as part of the consideration to be paid by the Company to the Seller under this Agreement); and the Seller agrees to promptly pay any and all applicable such taxes and charges of whatsoever nature or kind.

Except as may otherwise be expressly provided for or contemplated by this Agreement, if any, the Company is not obligated to pay any debts, obligations and/or liabilities of the Seller (including the Seller's sole shareholder as may be the case), including as may exist or subsequently exist by operation of law; and all such debts, obligations and liabilities of the Seller (including the Seller's sole shareholder as may be the case) shall be and remain the sole and exclusive responsibility, obligation and liability of the Seller (including the Seller's sole shareholder as may be the case).

                3. Closing. The consummation of the Software Business purchase transaction as provided for and contemplated herein shall take place at the time, date and place as mutually determined and subsequently confirmed in writing by the parties but, in no event, shall the Closing take place later than thirty (30) days following the effective date of this Agreement (the "Closing" and the "Closing Date"). If, for any reason, the parties fail to designate and confirm the Closing date, time and place for the Closing, then such Closing shall take place at the Seller's offices at the above referenced address in Maryland at 3:00 P.M. on Friday, January 19, 2001.


                4. Seller's Representations and Warranties to the Company. As an inducement to and as consideration for the Company entering into and performing this Agreement, the Seller and its sole shareholder in such corporate and individual capacities as indicated below (in the Seller's signature block)



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Mr. Jerry Sherman
January 2, 2000
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hereby represent and warrant to the Company, and acknowledge that the Company is authorized and directed to rely thereon for purposes of this Agreement, as follows:

                        (1) Software Business/Verso Software. The assets and property constituting and comprising the Software Business including the Verso Software as defined herein, which are being purchased and acquired by the Company under this Agreement, are sufficient and adequate to allow and provide the Company with the legal right to use, sell, license and otherwise deal in such Software Business for its own account without obligation of any kind to any third person or entity (except only for the Closed Business and Royalty Payments obligation to the Seller as provided for in paragraphs 2(3) and (4) hereof and as otherwise set forth on the Schedule attached hereto and incorporated herein as Exhibit 4(1) [if "None" so state in the Exhibit]. Nothing in this subparagraph is intended or should be construed for any purpose, except as expressly provided elsewhere in this Agreement, to obligate the Company in respect of any obligation or other matter set forth by the Seller on Exhibit 4(1) which obligations and/or other matters shall remain the sole and exclusive obligations and responsibilities of the Seller which will be paid or otherwise satisfied by the Seller prior to or at the Closing in accordance with the provisions of this Agreement. The Software Business including the Verso Software is suitable for its intended purpose as described in the Seller's published product literature and advertising describing such software product(s).

                        (2) Free and Clear. At the Closing, the Software Business including without limitation the Verso Software being sold by the Seller to and being purchased by the Company from the Seller pursuant to and in accordance with this Agreement will be free and clear of any and all liens, claims and encumbrances of whatsoever nature or kind. The undersigned is not aware of any claim of ownership, or assertion of any lien and/or encumbrance against or in respect of the Software Business including the Verso Software, by any third person or entity except as set forth on the schedule attached hereto and incorporated herein as Exhibit 4(2) [if "None" so state in the Exhibit]. Nothing in this subparagraph is intended or should be construed for any purpose to obligate the Company to pay any lien, claim or other obligation listed on
Exhibit 4(2) which liens, claims and/or encumbrances (if any) shall remain the sole and exclusive obligation and responsibility of the Seller.

                        (3) Corporate Authority. The undersigned Jerry Sherman is the President and the sole shareholder of the Seller; and this Agreement has been reviewed and unanimously approved by the Seller's Board of Directors and such shareholder; and the undersigned is duly authorized and empowered to enter



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Mr. Jerry Sherman
January 2, 2000
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into and timely and completely perform this Agreement in accordance with its terms/conditions.

                        (4) Development Project. Except for the reasons, if any, set forth on the schedule attached hereto and incorporated herein as Exhibit 4(4) [if "None" so state in the Exhibit], the Seller and its sole shareholder are not aware of any reason why the Development Effort described in paragraph 7 of this Agreement cannot reasonably be accomplished by the Company with their cooperation and assistance within a reasonable period of time following the effective date of this Agreement.

                5. The Company's Representations and Warranties to the Seller. As an inducement to and as consideration for the Seller entering into and performing this Agreement, the Company hereby represents and warrants to the Seller and its sole shareholder, and acknowledges that the Company and its sole shareholder are authorized and directed to rely thereon for purposes of this Agreement, that all necessary corporate action has been taken by, for and on behalf of the Company including the undersigned representative thereof to enter into and timely and fully perform this Agreement in accordance with its terms/conditions.

                6. Conditions to the Company's Obligation to Close. Notwithstanding anything to the contrary contained in this Agreement, the Company's obligation to consummate the Software Business purchase transaction at the Closing pursuant to and in accordance with the provisions of this Agreement is expressly made subject to and conditioned upon the following:

                (1). Due Diligence. Completion, to satisfaction of the Company and its legal counsel in their sole election and discretion, of the Company's "due diligence" investigation in respect of (A) the Software Business including without limitation the Verso Software and (B) otherwise relating to the matters set forth on the Exhibits and each of them completed by the Seller and made part of this Agreement, all within twenty-five (25) days following the date effective date of this Agreement;

                (2) Truth/Accuracy of Seller's Representations and Warranties. The truth and accuracy of the Seller's representations and warranties to the Company as set forth in paragraph 4 of the Agreement at such date and as of the Closing Date;

                (3) Employment Agreement. The entering into employment agreements with Jerry Sherman and Charles Hichak in form and substance satisfactory to the Company. The employment agreement with Jerry Sherman shall



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Mr. Jerry Sherman
January 2, 2000
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provide, among other things that the term of such agreement shall be for a period of two years (2) years commencing January 1, 2001 and provide for annual compensation of Ninety Thousand Dollars ($90,000) per year; and

                (4) Third Party Assignments/Transfers. The completion to the Company's satisfaction, in its sole discretion and election, of the assignment and/or transfer of (A) Seller customer contracts and accounts and (B) third party (vendor) agreements including rights, title and interests of and by any and all such third parties (vendors/licensees) as may be necessary and/or deemed reasonably advisable by the Company and its legal counsel to provide the Company with the right to use, sell, license and otherwise deal in the Verso Software products and otherwise own and operate the Software Business which is the subject of this Software Business purchase transaction and Agreement, all as provided for in this Agreement.

The Company shall have the right in its sole discretion and election, but shall not be obligated, to waive any or all of the foregoing conditions to Closing.

                7. Seller's Cooperation and Assistance. As part of the consideration to be provided by the Seller and its sole shareholder and received by the Company under this Agreement, the Seller and its sole shareholder hereby agree and promise, without the payment of any additional consideration therefor (except for the employment agreement to be entered into between the Company and Jerry Sherman) that, to provide such cooperation and assistance as may be required and reasonably requested by the Company from time to time to integrate the Verso Software product into and with the Company's IOL2 software so as to provide a common interface "look and feel" to customers/users of the Company's IOL2 product/service which integration, together with the re-design of screen formats, will allow the Company to offer to customer/users of the Company's IOL2 product/service circulation, acquisitions and serial services without requiring any additional software deployed at such customer/user location(s) (herein generally referred to as the "Development Project"). Seller and its sole shareholder further agree and promise to cooperate and assist the Company to (1) enter into an employment agreement with Charles Hichak prior to the Closing on such terms and conditions as the parties deem reasonable and appropriate and (2) obtain as assignment (or sublease) of the Company's current lease for its offices/facilities located at the address for the Seller first set forth above for the current lease term and, further, obtain an extension of such lease, or a new lease, for such facilities on terms and conditions as the Company deems reasonable and appropriate under the circumstances.

                8. Company's Payment to Third Party Claimants/Lien Creditors. Notwithstanding any contrary provision in this Agreement, if the Company



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Mr. Jerry Sherman
January 2, 2000
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discovers any third party creditor who has asserted a third party claim and/or claims to have and/or appears to have any lien or encumbrance in, to or otherwise affecting the Software Business including the Verso Software, and which was not listed by the Company on Exhibits 4(1) and/or 4(2) hereto, then the Company shall have the right in its sole election and discretion (but shall not be obligated) to pay-off or otherwise compromise or satisfy any such third party claim(s) and/or underlying debt obligation(s), so as to ensure that the Software Business and Verso Software are in fact sold and transferred by the Seller, and are purchased and acquired by the Company, free and clear of any and all claims, liens and encumbrances as provided for elsewhere in this Agreement, and to deduct any and all such amounts/payments up to a maximum of One Hundred Thousand Dollars ($100,000) from the amount to be paid by the Company to the Seller at the Closing under paragraph 1(1) of this Agreement. Nothing in this paragraph is intended or shall be deemed to limit or restrict the Company's rights under paragraph 6 (Conditions to the Company's Obligation to Close) of this Agreement.

                9. Complete Agreement/Amendment and Miscellaneous Provisions. This Agreement sets forth all of the terms and conditions of the parties' agreements regarding or otherwise in respect of the subject matter of such Agreement, and can only be amended, changed or modified by a further writing signed by the party against which any such amendment, change or modification is sought to be enforced. This Agreement contains all of the parties' statements, representations, understandings, agreements, promises, covenants, assurances, warranties, guarantees and other matters regarding the subject matter of the Agreement. This Agreement has and shall be deemed for all purposes to have been drafted and otherwise prepared by all of the parties hereto. Should any ambiguity subsequently be determined to exist in or in respect of this Agreement including the language used herein, then no party hereto shall suffer any prejudice or disability as a result of any such ambiguity. The parties hereby acknowledge to one and other that they have had the opportunity to have this Agreement and matters relating thereto reviewed by their own respective individual professional advisors including attorneys. This Agreement is made and shall be governed and interpreted for all purposes under the laws of the State of California (without regard to its conflict of law provisions). For purpose of this Agreement, and the performance of the parties' responsibilities and obligations hereunder and/or the satisfaction of conditions as provided for herein, time shall be deemed to be of the essence. The representations, agreements, covenants and warranties contained in this Agreement shall survive the Closing. A waiver of any of the covenants and/or conditions set forth in this Agreement by the party for whose benefit such covenants and conditions are intended shall not be deemed to be or constitute a waiver of any other covenant or condition of the Agreement. This Agreement, including all rights and obligations provided for herein, is binding upon the



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Mr. Jerry Sherman
January 2, 2000
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parties including their heirs, executors, administrators, trustees and successor trustees, designees, assigns, and other successors in interest. As used herein "Agreement" shall be understood to include all Exhibits attached and incorporated herein by references in the Agreement.

                If the foregoing is acceptable to the Seller, and this letter accurately and completely memorializes all of the terms and conditions constituting and comprising the parties' Agreement in respect of the subject matter of such Agreement, please finalize all Exhibits referred to in this Agreement then sign and return for receipt in hand by the undersigned by no later than the close of business Los Angeles Time on Thursday, January 4, 2001, following which the offer represented by this letter shall automatically expire and terminate and be of no further force or effect.

                                              AUTO-GRAPHICS, INC.
                                         (the "Company")


                                              By
                                          Michael Skiles, President

(signatures continued on following page)


ACCEPTED AND AGREED


MAXCESS LIBRARY SERVICES, INC.
(the "Seller")


By
    Jerry Sherman, President and
    sole shareholder of Maxcess
    Library Services, Inc. in
    such corporate and individual



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        capacity


January ___, 2001



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                                    EXHIBIT 1

                       SCHEDULE OF ASSETS BEING PURCHASED


                                (to be provided)



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                                   EXHIBIT 1-1

                            EXCLUDED ASSETS/PROPERTY


                                (to be provided)



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                                  EXHIBIT 4(1)

                             THIRD PARTY OBLIGATIONS


                                (to be provided)



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                                  EXHIBIT 4(2)

                         LIENS, CLAIMS AND ENCUMBRANCES


                                (to be provided)



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                                  EXHIBIT 4(4)

                          DEVELOPMENT PROJECT OBSTACLES


                                (to be provided)